Exhibit 99.1

Designated Filer: Warburg Pincus Private Equity X, L.P.

Issuer & Ticker Symbol: National Penn Bancshares, Inc. [NPBC]

Date of Event Requiring Statement: February 6, 2015

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name and Address of Reporting Person:
Warburg Pincus Private Equity X, L.P.
c/o Warburg Pincus LLC, 450 Lexington Avenue
New York, NY 10017

2.	Name and Address of Reporting Person:
Warburg Pincus X Partners, L.P.
c/o Warburg Pincus LLC, 450 Lexington Avenue
New York, NY 10017

3.	Name and Address of Reporting Person:
Warburg Pincus X, L.P.
c/o Warburg Pincus LLC, 450 Lexington Avenue
New York, NY 10017

4.	Name and Address of Reporting Person:
Warburg Pincus X GP L.P.
c/o Warburg Pincus LLC, 450 Lexington Avenue
New York, NY 10017

5.	Name and Address of Reporting Person:
WPP GP LLC
c/o Warburg Pincus LLC, 450 Lexington Avenue
New York, NY 10017

6.	Name and Address of Reporting Person:
Warburg Pincus Partners, L.P.
c/o Warburg Pincus LLC, 450 Lexington Avenue
New York, NY 10017

7.	Name and Address of Reporting Person:
Warburg Pincus Partners GP LLC
c/o Warburg Pincus LLC, 450 Lexington Avenue
New York, NY 10017

8.	Name and Address of Reporting Person:
Warburg Pincus & Co.
c/o Warburg Pincus LLC, 450 Lexington Avenue
New York, NY 10017

9.	Name and Address of Reporting Person:
Charles R. Kaye
c/o Warburg Pincus LLC, 450 Lexington Avenue
New York, NY 10017

10.	Name and Address of Reporting Person:
Joseph P. Landy
c/o Warburg Pincus LLC, 450 Lexington Avenue
New York, NY 10017